Exhibit 8.2

Taylor Wessing × Benrather Straße 15 × 40213 Düsseldorf Centogene N.V. Am Strande 7 18055 Rostock

Benrather Straße 15

40213 Düsseldorf

Postfach 10 53 61

40044 Düsseldorf

Tel. +49 211 8387-0

Fax +49 211 8387-100

duesseldorf@taylorwessing.com

Verzeichnis der Partner unter:

www.taylorwessing.com

Sekretariat +49 69 97130-132

u.reers@taylorwessing.com

Rechtsanwalt	Aktenzeichen	Datum
Ulrich Reers	4008915/18 / CEN39.D1000 (eislad) Dok.-Nr.: 30373510	07. Juli 2020

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer

Dear Sir / Madam,

1.                                      Introduction

I act as German tax adviser (Rechtsanwalt/Steuerberater) to the Issuer in connection with the Registration. Certain terms used in this opinion are defined in Annex 1 (Definitions).

2.                                      German Tax Law

This opinion is limited to German tax law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with German tax law.

3.                                      Scope of Inquiry

For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements in, the Registration Statement, which I determined and deemed the only document relevant to rendering this opinion.

Taylor Wessing Partnerschaftsgesellschaft von Rechtsanwälten, Steuerberatern, Solicitors und Avocats à la Cour mbB, Sitz Düsseldorf, AG Essen, PR 1530

IBAN DE54 3007 0010 0732 0351 00 BIC (Swift Code) DEUTDEDDXXX	Amsterdam Beijing Berlin Bratislava Brünn Brüssel
Deutsche Bank AG	Budapest Cambridge Dubai Düsseldorf Eindhoven
München Paris Prag Shanghai Warschau Wien	Frankfurt Hamburg Hongkong Kiew Klagenfurt London

4.                                      Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1                               The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

4.2                               The effective place of management of the Issuer will be located in Rostock, Germany.

4.3                               The factual statements in the Registration Statement are true and correct in all respects.

5.                                      Opinion

Based on the documents and investigations referred to and the assumptions made in paragraphs 3 and 4, I hereby confirm that the statements set forth in the Registration Statement under the caption “Material German Tax Considerations” constitute the opinion of Taylor Wessing as to the material German tax consequences of purchasing, holding or transferring the ordinary shares in the capital of the Issuer

6.                                      Reliance

6.1                               This opinion is an exhibit to the Registration Statement and may be only relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2                               Each person relying on this opinion agrees, in so relying, that only Taylor Wessing shall have any liability in connection with this opinion.

6.3                               The Issuer may:

(a)                                 file this opinion as an exhibit to the Registration Statement; and

(b)                                 refer to Taylor Wessing giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or Taylor Wessing) that I am (or Taylor Wessing is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully

/s/ Dr. Bert Kimpel

Dr. Bert Kimpel
Rechtsanwalt/Steuerberater

Annex 1-Definitions

In this opinion:

“German Tax” means any tax pursuant to Section 3 (1) thorough to (3) German Fiscal Code (Abgabenordnung) levied by or on behalf of Germany or any of its subdivisions or taxing authorities.

“Taylor Wessing” means Taylor Wessing, Partnerschaftsgesellschaft von Rechtsanwalten, Steuerberatern, Solicitors und Avocats a la Cour mbB.

“Issuer” means Centogene N.V. with corporate seat in Amsterdam, the Netherlands.

“Registration” means the registration of ordinary shares in the capital of the Issuer with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-1 in relation to the Registration to be filed with the SEC on the date hereof (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.